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                                                                    Exhibit 23.1

                         Consent of Independent Auditors



         We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3, 333-74442) and related Prospectus of Sedona Corporation for the registration of 12,105,066 shares of its common stock and to the incorporation by reference therein of our report dated March 28, 2002, with respect to the consolidated financial statements of Sedona Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
April 12, 2002